Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Pulse Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (3)	Proposed Maximum Offering Price Per Security (3)	Maximum Aggregate Offering Price (4)	Fee Rate	Amount of Registration Fee (2)
Newly Registered Securities
Fees to Be Paid	Other (1)	Subscription Rights to purchase Common Stock, par value $0.001 per share(2)	457(o)	—	—
	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of Subscription Rights and exercise of Warrants	457(o)	—	—	$126,000,000	0.00014760	$18,597
	Equity	Warrants to purchase Common Stock, par value $0.001 per share(2)	457(o)	—	—
Fees Previously Paid	—	—	—	—	—	—		—
	Total Offering Amounts					$126,000,000		$18,597
	Total Fees Previously Paid							—
	Total Fee Offsets							15,335(5)
	Net Fee Due							$3,262

(1)

This registration statement relates to: (a) non-transferable subscription rights to purchase common stock of the Registrant, (b) the shares of the Registrant's common stock issuable upon the exercise of such non-transferable subscription rights pursuant to the rights offering, and (c) the shares of the Registrant’s common stock (the “Warrant Shares”) issuable upon the exercise of warrants to purchase common stock to be received upon the exercise of subscription rights.

(2)

No separate registration fee is payable with respect to the subscription rights being or Warrant Shares offered hereby since the subscription rights and Warrant Shares are being registered in the same registration statement as the common stock underlying the subscription rights.

(3)

The securities registered hereunder include an indeterminate number of shares of common stock which shall have an aggregate initial offering price not to exceed $126,000,000. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(4)

Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from (a) the assumed exercise of all subscription rights, which would yield gross proceeds to the Company equal to a maximum of $60,000,000 and (b) the assumed exercise in full of all of the warrants forming part of the units, which would yield gross proceeds to the Company equal to a maximum of $66,000,000, will not exceed $126,000,000.

(5)

On August 14, 2020, the registrant filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”), declared effective on August 21, 2020 (File No. 333-246346) (the “2020 Registration Statement”), registering the issuance of up to $250,000,000 of common stock, preferred stock, debt securities depositary shares, warrants, subscription rights, purchase contracts and units (the “2020 Securities”). A filing fee of $32,450.00 with respect to an aggregate of $250,000,000 of the 2020 Securities was paid in connection with the filing of the 2020 Registration Statement. Pursuant to the 2020 Registration Statement, the registrant brought down a total of $75,000,000 of the 2020 Securities, which equated to an associated registration fee of $9,735. Accordingly, the unused registration fee paid in connection with the 2020 Registration Statement and the 2020 Securities was $22,715.

On March 28, 2023, the registrant filed a registration statement on Form S-3 with the SEC (the “2023 Registration Statement”), which has not yet become effective, registering the issuance of up to $50,000,000 of common stock, preferred stock, debt securities depositary shares, warrants, subscription rights, purchase contracts and units (the “2023 Securities”). In accordance with Rule 457(p) under the Securities Act, the registration fee applicable to the $50,000,000 of 2023 Securities in the amount of $7,380 was offset by the $22,715 unused registration fee paid in connection with the 2020 Registration Statement and the 2020 Securities, leaving a remaining balance of $15,335 from the unused registration fee paid in connection with the 2020 Registration Statement and the 2020 Securities.  Concurrently with the filing of the 2023 Registration Statement, any offering of the unsold 2020 Securities pursuant to the 2020 Registration Statement was terminated.

In accordance with Rule 457(p) under the Securities Act, the registration fee applicable to the $126,000,000 of securities proposed to be sold pursuant to the current registration statement, in the amount of $18,597, is offset by the remaining balance of $15,335 from the unused registration fee paid in connection with the 2020 Registration Statement and the 2020 Securities.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Pulse Biosciences, Inc.	S-3	333-246346	8/14/2020		$15,335	Unallocated (Universal) Shelf	—	N/A	175,000,000(1)
Fee Offset Sources	Pulse Biosciences, Inc.	S-3	333-246346		2/4/2021						7,788(1)
Fee Offset Sources	Pulse Biosciences, Inc.	S-3	333-246346		5/4/2022						1,947(1)
Fee Offset Sources	Pulse Biosciences, Inc.	S-3	333-278322		3/28/2024					$7,380 (1)

(1)	See Note (5) under Table 1 above.